EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement on Form SB-2 of our report, dated January 31, 2003 with respect to the consolidated financial statements of CNB Holdings, Inc. and subsidiary for the year ended December 31, 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

                                                                             /s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
March 17, 2004